UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 17, 2008

InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51720	54-1614664
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 International Drive, Suite 110
McLean, Virginia	22102-4860
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 917-0880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2008 the Reigstrant (“InferX”) entered into an Executive Employment Agreement (the “Agreement”) with Michael D. Brown. Under the terms of the Agreement Mr. Brown will serve for a one year term as President and CEO of InferX. Mr. Brown will receive a base salary of $48,000 that will increase to $120,000 per annum, payable semi-monthly, in the month following a quarterly reporting period in which the Company reports EBITDA of $250,000 or more. Mr. Brown is eligible for a bonus at the discretion of the Board of Directors of InfeX. Mr. Brown will receive an option to acquire 150,000 shares of InferX’s common stock as follows: 50,000 options upon InferX executing contracts that will generate $500,000 in gross revenues over the term of the contracts; 50,000 options upon InferX executing contracts that will generate $1,000,000 in gross revenues over the term of the contracts and 50,000 upon InferX executing contracts that will generate $1,500,000 in gross revenues over the term of the contracts. All options will be subject to accelerated vesting if Mr. Brown’s employment is terminated by him for Good Reason as that term is defined in the Agreement.

The foregoing is only a summary of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Contemporary Arrangements of Certain Officers.

On March 17, 2008 InferX entered into an Executive Employment Agreement with Michael D. Brown. Mr. Brown, 53, will serve as President and CEO of InferX. Commencing in 2001 Mr. Brown served as General Counsel of the Federal Emergency Management Agency (“FEMA”) and from April 2003 to September 2005 served as Undersecretary of Emergency Preparedness and Response, a division of the Department of Homeland Security, also referred to as Director of FEMA. Since September 2005 Mr. Brown has served as a consultant. Mr. Brown had a consulting agreement with InferX dated December 5, 2006 that was filed as an exhibit to a Current Report on Form 8-K dated December 12, 2006 under which Mr. Brown assisted InferX in the development, marketing and presentation of its products to potential government and commercial customers. The agreement had a term of 12 months and InferX agreed to pay Mr. Brown $8,000 per month during the term of the agreement and an 8% commission on any product sales and a 3% commission on consulting services that he generated. Mr. Brown also was granted an option to purchase up to 75,000 shares of our common stock at a price of $.50 per share, vesting in four equal installments on February 28, May 31, August 31 and November 30, 2007, subject to certain conditions.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Executive Employment Agreement dated March 17, 2008 between InferX and Michael D. Brown

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2008	InferX Corporation

	By:	/s/ Scott Parliament
Scott Parliament
CFO